CONFORMED THROUGH AMENDMENT NO. 2

GOLUB CAPITAL MASTER FUNDING LLC

Variable Funding Note

INDENTURE Dated as of July 27, 2007

by and between

GOLUB CAPITAL MASTER FUNDING LLC
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION
as Indenture Trustee

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Section 11.12	Governing Law	51
Section 11.13	Counterparts	51
Section 11.14	Recording of Indenture	51
Section 11.15	No Recourse	51
Section 11.16	No Petition	52

EXHIBIT A - Form of Variable Funding Note

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THIS INDENTURE is made as of July 27, 2007, between GOLUB CAPITAL MASTER FUNDING LLC, a Delaware limited liability company (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the benefit of the Secured Parties:

GRANTING CLAUSE

As collateral security for the Secured Obligations, the Issuer hereby Grants on the Closing Date and on each subsequent Transfer Date to the Indenture Trustee for the benefit of the Secured Parties a continuing Lien in all of the Issuer’s right, title and interest in, to and under all of the following property, whether now owned or existing or at any time hereafter arising or acquired by the Issuer or in which the Issuer now has or at any time in the future may acquire any right, title or interest (excluding any Retained Interest):

(a)           the Initial Loans identified on the List of Loans delivered on the initial Transfer Date and the Additional Loans subsequently identified on the List of Loans delivered on such subsequent Transfer Date, all payments paid in respect of all Loans and all monies due, to become due or paid in respect thereof accruing on and after the related Cut-Off Date;

(b)           all right, title and interest with respect to the Loans under the applicable Underlying Loan Agreement and Underlying Loan Documents, including the right to receive any indemnities, increased costs, taxes or similar amounts owed thereunder to any holder of the Loans;

(c)           all Underlying Collateral, guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(d)           the Loan Files;

(e)           the Sale and Servicing Agreement and each Assignment;

(f)           the Collection Account (including the Interest Collection Account and the Principal Collection Account), the Note Distribution Account and the Commitment Reserve Account, together with all funds on deposit from time to time in each such account;

(g)           the Hedge Collateral;

(h)           all Records; and

(i)           all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all Proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the Secured Obligations, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. This Indenture constitutes a security agreement under the New York UCC.

The foregoing Grant includes all rights, powers and options (but none of the obligations, if any) of the Issuer under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Loans included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive under or with respect to the Collateral.

The Indenture Trustee, as trustee on behalf of the Secured Parties, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1  Definitions.  Certain capitalized terms used in this Indenture and not otherwise defined herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. Whenever used in this Indenture, the following terms shall have the meanings set forth below:

“Act” has the meaning ascribed to such term in Section 11.3.

“Agency Office” has the meaning ascribed to such term in Section 3.2.

“Authorized Officer” means any officer or agent acting under power of attorney of the Issuer who is authorized to act for the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Collateral” has the meaning ascribed to such term in the Granting Clause.

“Commitment Period” means the period commencing on the Closing Date and ending on the Commitment Termination Date.

“Controlling Party” has the meaning ascribed to such term in Section 5.3(f).

“Currency Hedge Amount” means on any day, with respect to any Non-USD Loan being hedged pursuant to a Currency Hedge Transaction, an amount equal to the Outstanding Loan Balance of such Non-USD Loan.

“Default” means any occurrence that, with notice or the lapse of time or both, would become an Event of Default.

“Event of Default” has the meaning ascribed to such term in Section 5.1.

“Fixed Rate Permitted Excess Amount” means $1,000,000 in the aggregate.

“Funding Date” means a Business Day on which Advances are made to the Issuer.

“Grant” or “Granting” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Collateral” has the meaning ascribed to such term in Section 3.15(c).

“Indebtedness” means, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto and (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time.

“Indenture” means this Indenture, as the same may be amended, supplemented and otherwise modified from time to time.

“Indenture Trustee” has the meaning ascribed to such term in the Preamble.

“Independent” means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Originator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Originator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Originator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Institutional Accredited Investor” means an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D.

“Interest Rate Hedge Amount” means, (x) on any day that the Outstanding Loan Balance of all Fixed Rate Loans is less than $30,000,000 and the Weighted Average Spread Test is satisfied, $0, and (y) on any other day, the sum of the products, for each Fixed Rate Loan in the Loan Pool, of (i) the Outstanding Loan Balance of such Fixed Rate Loan multiplied by (ii) the Advance Rate applicable to such Fixed Rate Loan.

“Issuer” has the meaning ascribed to such term in the Preamble.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Non-USD Notional Amount” has the meaning ascribed to such term in Section 3.15(b)(iii).

“Note Register” means, with respect to the Notes, the register of such Notes specified in Section 2.4.

“Note Registrar” means the registrar at any time of the Note Register, appointed pursuant to Section 2.4.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning ascribed to such term in the New York UCC.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the

“Regular Advance” has the meaning ascribed to such term in the Note Purchase

“Regulation D” means Regulation D promulgated under the Securities Act.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the date hereof, among the Issuer, GCI, as Servicer and Originator, and U. S. Bank National Association, as Indenture Trustee, as such agreement may be amended, supplemented and otherwise modified from time to time.

“Same-Day Advance” has the meaning ascribed to such term in the Note Purchase Agreement.

“Secured Obligations” means obligations consisting of (i) the principal of and interest on the Notes, (ii) all amounts owing to the Indemnified Parties under the Note Purchase Agreement or any other Transaction Documents, and (iii) all amounts owing to the Deal Agent under any Transaction Document.

“Securities Act” has the meaning ascribed to such term in Section 2.11.

“Termination Date Advance” has the meaning ascribed to such term in the Note Purchase Agreement.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the Lien of the Indenture for the benefit of the Secured Parties (including all property and interests Granted to the Indenture Trustee) and all proceeds thereof.

“USD Notional Amount” has the meaning ascribed to such term in Section 3.15(b)(iii).

Section 1.2  Usage of Terms.  With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3  Section References.  All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Indenture.

Section 1.4  Calculations.  Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

Section 1.5  Accounting Terms.  All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE II
THE NOTES

Section 2.1  Form.

(a)           The Notes, together with the Indenture Trustee’s certificate of authentication, shall be substantially in the form of one or more certificated notes in definitive, fully registered form as set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are permitted or required by this Indenture, and each such Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference thereto on the face of the Note. The Notes will be issued in the face amount of $300,000,000 or such other amount as permitted pursuant to Section 2.05(c) of the Note Purchase Agreement and shall be funded with Advances made from time to time by the Noteholders in accordance with the Note Purchase Agreement.

(b)           The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(c)           The terms of the Notes as provided for in Exhibits A hereto are part of the terms of this Indenture.

Section 2.2  Execution, Authentication and Delivery.

(a)           Each Note shall be dated the date of its authentication and shall be issuable as a registered Note in the minimum denomination of $250,000 and in any amount in excess thereof.

(b)           The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

(c)           Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

(d)           The Indenture Trustee, in exchange for the Grant of the Loans and the other components of the Collateral, simultaneously with the Grant to the Indenture Trustee of the Collateral, shall, upon receipt of an Issuer Order for authentication and delivery, cause to be authenticated and delivered to or upon the order of the Issuer, Notes for original issue in the aggregate face amount of $300,000,000 or such other amount as permitted pursuant to Section 2.05(c) of the Note Purchase Agreement, in accordance with instructions of the Issuer.

(e)           No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A, as applicable, executed by the Indenture Trustee by the manual signature of one of its Authorized Officers; such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3  Maximum Amount of Notes; Advances Under Notes.

(a)           The maximum aggregate face amount of the Notes that may be authenticated and delivered and Outstanding at any time under this Indenture (except for Notes authenticated and delivered pursuant to Section 2.5 in replacement for destroyed, lost or stolen Notes) is limited to the Maximum Facility Amount from time to time set forth in the Note Purchase Agreement.

(b)           Subject to the terms and conditions in the Note Purchase Agreement and the Sale and Servicing Agreement, the Issuer (or the Servicer on its behalf) shall be entitled to request that the Noteholders make Regular Advances and Same-Day Advances under the Notes from time to time on any Funding Date during the Commitment Period up to the Maximum Availability at such time (and reflecting the increase in the Maximum Facility Amount in increments of $100,000,000 up to a maximum amount of $500,000,000, at the option of the Issuer, prior to the Commitment Termination Date).

(c)           Subject to the terms and conditions in the Note Purchase Agreement and the Sale and Servicing Agreement, the Issuer (or the Servicer on its behalf) shall request (or, if the Issuer and the Servicer shall fail to make such request, the Deal Agent on behalf of the Issuer shall request) that the Noteholders make Termination Date Advances under the Notes on the Commitment Termination Date or as promptly as practicable thereafter to be deposited into the Commitment Reserve Account.

Section 2.4  Registration of Notes; Registration of Transfer and Exchange of Notes.

(a)           The Issuer shall cause to be kept the Note Register in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The Indenture Trustee shall be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided.

(b)           The Deal Agent and each Noteholder shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof upon written request. The Deal Agent shall have the right to receive and rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(c)           Subject to Section 2.5, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, the Indenture Trustee shall authenticate and the applicable Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(d)           At the option of any Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

(e)           All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f)           Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in New York City or the city in which the Corporate Trust Office of the Indenture Trustee is located, or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require.

(g)           No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(h)           The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, of Notes that are due for repayment within five (5) days of submission to the Corporate Trust Office or the Agency Office.

Section 2.5  Mutilated, Destroyed, Lost or Stolen Notes.

(a)           If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon the Issuer’s request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like principal amount; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven  (7) days shall be due and payable, instead of issuing a replacement Note, the Issuer may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable without surrender thereof.

(b)           If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to Section 2.5(a), a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered, or (iii) any assignee of such Person, except a protected purchaser, and the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)           In connection with the issuance of any replacement Note under this Section 2.5, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.

(d)           Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)           The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6  Persons Deemed Noteholders.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.7  Payment of Principal and Interest.

(a)           Interest on the Notes shall accrue as provided in the Note Purchase Agreement, at the applicable Interest Rate and will be due and payable on each Payment Date and on the Maturity Date in accordance with the priorities set forth in Section 8.2(c). Each installment of interest payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuer into the Note Distribution Account on the Business Day preceding the applicable Payment Date and shall be paid on such Payment Date to the Person in whose name such Note is registered on the applicable Record Date, by wire transfer of immediately available funds in Dollars to the account designated by such Noteholder until further written notice from such Noteholder. Any funds received after 4:00 p.m., New York City time will be deemed to have been received on the next Business Day.
(b)           The principal of the Notes shall be payable, to the extent of funds available therefor, in installments (x) on each Payment Date during the Revolving Period, in the amounts and in accordance with Section 8.2(c)(i), (y) on each Payment Date during the Amortization Period, in the amounts and in accordance with Section 8.2(c)(ii), and (z) from and after the occurrence of an Event of Default and a declaration in accordance with Section 5.2(a) that the Notes have become immediately due and payable, until such time as all Events of Default have been cured or waived as provided in Section 5.2(b), in accordance with Section 8.2(c)(iii), and shall be payable in full on the Maturity Date. All principal payments on the Notes on any Payment Date shall be made pro rata to the Noteholders entitled thereto. Any installment of principal payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuer into the Note Distribution Account on the Business Day preceding the applicable Payment Date and shall be paid on such Payment Date to the Person in whose name such Note is registered on the applicable Record Date, by wire transfer of immediately available funds in Dollars to the account designated by such Noteholder until further written notice from such Noteholder. Any funds received after 4:00 p.m., New York City time will be deemed to have been received on the next Business Day.

(c)           With respect to any Payment Date on which the final installment of principal and interest on the Notes is to be paid, the Indenture Trustee on behalf of the Issuer shall notify each Noteholder of record of such Notes as of the Record Date for such Payment Date of the fact that the final installment of principal of and interest on such Note is to be paid on such Payment Date. Such notice shall be sent not later than three (3) Business Days after such Record Date in accordance with Section 11.5(a), and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment and the manner in which such payment shall be made. Within sixty (60) days of the surrender pursuant to this Section 2.7(c) or cancellation pursuant to Section 2.8 of all of the Notes, the Indenture Trustee if requested shall provide the Deal Agent with written notice stating that all Notes have been surrendered or canceled.

(d)           The Issuer shall pay all Facility Fees, Facility Expenses, and other amounts payable under any Note Purchase Agreement or under any other Transaction Document as and when required thereunder.

Section 2.8  Cancellation of Notes.  All Notes surrendered for payment, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuer upon request that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.

Section 2.9  Release of Collateral.  The Indenture Trustee shall not release property from the lien of this Indenture other than as permitted by Section 8.4.

Section 2.10  Tax Treatment.  The Issuer and the Indenture Trustee, by entering into this Indenture, and the Noteholders, by acquiring any Note or interest therein, express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

Section 2.11  Private Placement of the Notes.

(a)           None of the Notes have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Consequently, the Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. The Notes or an interest in the Notes are being sold in a private placement pursuant to Section 4(2) of the Securities Act on the date hereof. Thereafter, no further sale, pledge or other transfer of any Note may be made by any person unless such transfer is (A) in compliance with the requirements of Section 14.04 of the Note Purchase Agreement, (B) to a Qualified Purchaser and (C) (i) in compliance with Section 2.11(c), to a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, or (ii) in compliance with Section 2.11(d), to an Institutional Accredited Investor, or (iii) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Each prospective purchaser, by its acquisition of a Note, acknowledges that such Note will contain a legend substantially to the effect set forth in Section 2.11(e) (unless the Issuer or the Originator determines otherwise in accordance with applicable law).

(b)           Any transfer or exchange of a Note to a proposed transferee shall be conducted in accordance with the provisions of Section 2.4, and shall be contingent upon receipt by the Note Registrar of (i) such Note properly endorsed for assignment or transfer, (ii) written instruction from such transferring Holder directing the Note Registrar to cause the transfer to such transferees, in such principal amount as the transferring Holder shall specify in such instructions, and (iii) such certificates or signatures as may be required under such Note or this Section 2.11, in each case, in form and substance satisfactory to the Note Registrar. The Note Registrar shall cause any such transfers and related cancellations or increases and related reductions, as applicable, to be properly recorded in its books in accordance with the requirements of Section 2.4.

(c)           If a Note is sold to a QIB purchasing for its own account or for the account of another QIB, such Note shall be issued as a certificated Note in definitive, fully registered form without interest coupons with the applicable legends set forth in the form of the Note registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided.

(d)           If the Note is sold in the United States to a U.S. Person under Section 4(2) of the Securities Act to Institutional Accredited Investors, it shall be issued in the form of a certificated Note in definitive, fully registered form without interest coupons with the applicable legends set forth in the form of the Note registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided.

(e)           Unless the Issuer determines otherwise in accordance with applicable law, each Note shall have the following legend:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR “BLUE SKY” LAWS AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO (1) AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT, OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE, OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. ADDITIONALLY, THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

(f)           The Notes may not be acquired by or for the account of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity (a “Benefit Plan Investor”), other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% of the assets of a Benefit Plan Investor and for which the purchase and holding of the Notes is eligible for and satisfies all conditions for relief under PTCE 95-60.

(g)           Notwithstanding anything to the contrary in this Section 2.11 or any Note, no Holder shall be precluded from engaging in repurchase or other financing transactions with the Notes as part of the Holder’s ordinary course of business with institutional counterparties that such Holder reasonably believes to be Qualified Purchasers who are either QIBs or Institutional Accredited Investors.

(h)           Notwithstanding any term herein contained to the contrary, neither the Indenture Trustee nor the Note Registrar shall be under any obligation to determine or monitor whether any transfer or exchange of any Note complies with the Securities Act, applicable state securities laws, ERISA, the Investment Company Act or the Code, provided that if a certificate, letter or opinion is specifically required by the express terms of this Section 2.11 to be delivered to the Indenture Trustee or the Note Registrar prior to registration of a transfer, the Indenture Trustee or the Note Registrar, as the case may be, shall be under a duty to receive the same, and to examine it to determine whether it conforms on its face to the applicable requirements of this Section 2.11. The Indenture Trustee and Note Registrar shall be entitled to rely conclusively upon, and to assume the continuing truth and accuracy of, each representation letter received by it from time to time pursuant to the terms hereof, without further inquiry on its part, and has no responsibility for the sufficiency of the terms of this Section 2.11 or the form of the transfer certificates required hereby.

ARTICLE III
COVENANTS

Section 3.1  Payment of Principal and Interest and Other Amounts.  The Issuer shall duly and punctually pay the principal of and interest on the Notes, the Facility Fees and the Facility Expenses in accordance with the terms of the Transaction Documents. On each Payment Date, the Issuer shall cause amounts on deposit in the Note Distribution Account to be distributed to the Noteholders in accordance with Sections 2.7 and 8.2, less amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal. Any amounts so withheld shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.2  Maintenance of Agency Office.  As long as any of the Notes remains outstanding, the Issuer shall maintain in the Borough of Manhattan, an office (the “Agency Office”), being an office or agency where the Notes may be surrendered to the Issuer for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of the Agency Office. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3  Money for Payments To Be Held in Trust.

(a)           All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account shall be made in accordance with Section 8.2(c) on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.3.

(b)           On the Business Day preceding each Payment Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account pursuant to Section 7.02 of the Sale and Servicing Agreement (i) the Collections received during the related Collection Period and remaining on deposit in the Collection Account as of the related Determination Date and (ii) if such Payment Date occurs during the Revolving Period, all amounts on deposit in the Commitment Reserve Account, such sum to be held in trust for the benefit of the Persons entitled thereto.

(c)           The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

(i)           hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)           give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)           at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)           immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

(v)           comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(d)           The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)           [Reserved.]

Section 3.4  Existence.  The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve all licenses, permits and qualifications to do business in each jurisdiction in which such license, permit or qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Transaction Documents, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

Section 3.5  Protection of Trust Estate; Acknowledgment of Pledge.

(a)           The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee, for the benefit of the Secured Parties, to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and authorize or execute, as applicable, and deliver all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i)           maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within thirty (30) days after the occurrence of any of the following and by promptly notifying the Indenture Trustee and the Deal Agent of any such filings: (A) any change in the Issuer’s true legal name, (B) any merger or consolidation or other change in the Issuer’s identity or organizational structure or jurisdiction of organization or in which the Issuer is located for purposes of the UCC and (C) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of the UCC;

(ii)           perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and the priority thereof;

(iii)           enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral;

(iv)           preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Secured Parties in such Trust Estate against the claims of all persons and parties; or

(v)           pay all taxes or assessments levied or assessed upon the Trust Estate when due;

and the Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to authorize and/or execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 3.5. The right provided to the Indenture Trustee in the immediately preceding sentence will not create any duty or obligation on the part of the Indenture Trustee.

(b)           The Issuer hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instrument required to be filed, naming the Issuer as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of this Indenture, and authorizes the Indenture Trustee to take any such action without its signature. The right provided to the Indenture Trustee in the immediately preceding sentence will not create any duty or obligation on the part of the Indenture Trustee or relieve the Issuer of its obligations under this Section 3.5.

Section 3.6  Opinions as to Trust Estate.  On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Deal Agent and the Noteholders an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the authorization, execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

Section 3.7  Performance of Obligations; Servicing of Loans.

(a)           The Issuer shall not take any action and shall use all reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this Indenture, the Sale and Servicing Agreement, or such other instrument or agreement.

(b)           The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Deal Agent in the Transaction Documents or an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)           The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)           If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement or the Note Purchase Agreement with respect to the Loans, the Issuer shall take all reasonable steps available to it pursuant to the Sale and Servicing Agreement and the Note Purchase Agreement to remedy such failure.

Section 3.8  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)           sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, except the Issuer may, subject to Sections 3.8 and 3.17, cause the Servicer to (i) collect, liquidate, sell or otherwise dispose of Loans, (ii) make cash payments out of the Designated Accounts and (iii) take other actions, in each case, only as expressly permitted hereby or by another Transaction Document;

(b)           claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)           either (i) permit the validity or effectiveness of this Indenture or any other Transaction Document to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture or any other Transaction Document except as may be expressly permitted hereby or thereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on Underlying Collateral and arising solely as a result of an action or omission of the related Obligor), (iii) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate or any Collateral (other than with respect to any such tax, mechanics’ or other lien), or (iv) amend, modify or fail to comply with the provisions of any of the Transaction Documents or agree to any amendment or waiver thereof, without the prior written consent of the Deal Agent and the Required Noteholders and in accordance with the amendment and waiver requirements set forth in such Transaction Document(s);

(d)           enter into any transaction which materially and adversely affects the Collateral or the Indenture Trustee’s rights under this Indenture, any Note or any other Transaction Document; or

(e)           make any investment in any Person through the direct or indirect holding of securities or otherwise, other than in the ordinary course of business or in connection with the future securitization of Loans.

Section 3.9  Annual Statement as to Compliance.  The Issuer shall deliver to the Indenture Trustee and the Deal Agent on behalf of the Noteholders within 90 days of the end of each fiscal year of the Issuer, commencing with the fiscal year ending on December 31, 2007, an Officer’s Certificate signed by an Authorized Officer, in each case stating that:

(a)           a review of the activities of the Issuer during the preceding fiscal year (or, with respect to the first such Officer’s Certificate, such period as shall have elapsed since the Closing Date) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b)           to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout such period and no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee.

Section 3.10  Consolidation, Merger, etc., of Issuer; Disposition of Trust Assets.

The Issuer shall not consolidate or merge with or into any other Person, unless:

(a)           the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Deal Agent, the due and timely payment of the principal of and interest on the Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(b)           immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

(c)           the Deal Agent shall have consented to such transaction and such Person;

(d)           any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(e)           the Issuer shall have delivered to the Indenture Trustee and the Deal Agent an Officer’s Certificate stating:

(i)           that such consolidation or merger and such supplemental indenture comply with this Section 3.10;

(ii)           that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequence to the Issuer or any Secured Party; and

(iii)           that all conditions precedent herein provided for in this Section 3.10 have been complied with.

Section 3.11  Successor or Transferee.

(a)           Upon any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the other Transaction Documents with the same effect as if such Person had been named as the Issuer herein.

(b)           Upon a conveyance or transfer of assets and properties of the Issuer pursuant to Section 2.12 of the Sale and Servicing Agreement and upon execution of a release agreement by the Deal Agent, the Issuer shall be released from every covenant and agreement of this Indenture and the other Transaction Documents to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Deal Agent on behalf of the Noteholders from the Person acquiring such assets and properties stating that the Issuer is to be so released.

Section 3.12  No Other Business.  The Issuer shall not engage in any business or activity other than acquiring, holding, pledging and managing the Collateral and the proceeds therefrom in the manner contemplated by the Transaction Documents, issuing the Notes, making payments on the Notes and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in the Issuer’s Limited Liability Company Agreement.

Section 3.13  No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness other than Indebtedness incurred under (or contemplated by) this Indenture or the other Transaction Documents.

Section 3.14  Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.15  Hedging Agreements.

(a)           On or prior to each Transfer Date and as of each Determination Date, the Issuer shall enter into, amend or terminate one or more Interest Rate Hedge Transactions to the extent necessary so that the aggregate notional amount of all Interest Rate Hedge Transactions for any current or future calculation period thereunder will not be (i) less than the Interest Rate Hedge Amount for the corresponding period, plus, in the case of the current period, Principal Collections on Fixed Rate Loans, or (ii) greater than the amount specified in clause (i) above, in each case, by more than the Fixed Rate Permitted Excess Amount. Each Interest Rate Hedge Transaction shall:

(i)           be entered into with a Hedge Counterparty and governed by a Hedging Agreement;

(ii)           have a schedule of monthly calculation periods, the first of which commences on the execution of such Interest Rate Hedge Transaction and the last of which ends on a date reasonably determined by the Servicer in good faith; and

(iii)           provide for two series of monthly payments to be netted against each other, one such series being payments to be made by the Issuer to a Hedge Counterparty (solely on a net basis) by reference to a fixed rate for that Advance, and the other such series being payments to be made by such Hedge Counterparty to the Issuer (solely on a net basis) at a floating rate equal to “USD-LIBOR-BBA” (as defined in the ISDA Definitions), the net amount of which shall be paid into the Collection Account (if payable by such Hedge Counterparty) or from the Collection Account to the extent funds are available under Section 7.04 of the Sale and Servicing Agreement (if payable by the Issuer).

(b)           Immediately upon the purchase of a Non-USD Loan, the Issuer shall enter into a Currency Hedge Transaction, provided that each Currency Hedge Transaction shall:

(i)           be entered into with a Hedge Counterparty and governed by a Hedging Agreement;

(ii)           have a schedule of monthly calculation periods, the first of which commences on the execution of such Currency Hedge Transaction and the last of which ends on the date of the last Scheduled Payment due to occur under the Non-USD Loans to which it relates;

(iii)           have (A) a notional amount denominated in the Permitted Currency of the related Non-USD Loan (the “Non-USD Notional Amount”), (B) a notional amount denominated in Dollars (the “USD Notional Amount”), (C) a floating payment relating to the index applicable to such Non-USD Loan payable by the Issuer, (D) a floating payment relating to LIBOR payable by the Hedge Counterparty, and (E) a scheduled termination date equal to the date which the Servicer reasonably expects to be the date of the final Scheduled Payment due to occur under such Non-USD Loan or, at the option of the Servicer, the date on which the average life or duration for the Non-USD Loan being hedged expires;

(iv)           provide that (A)(x) the Issuer shall pay to the Hedge Counterparty, in the Permitted Currency in which the related Non-USD Loan is denominated, a floating rate coupon on the Non-USD Notional Amount of such Currency Hedge Transaction and (y) in exchange, the Hedge Counterparty shall pay to the Issuer, in Dollars, a floating rate coupon on the USD Notional Amount of such Currency Hedge Transaction; and (B)(x) the Issuer shall pay to the Hedge Counterparty, in the Permitted Currency in which the related Non-USD Loan is denominated, a specified portion of the Non-USD Notional Amount as a final principal exchange amount and (y) in exchange, the Hedge Counterparty shall pay to the Issuer, in Dollars, a specified portion of the USD Notional Amount as a final principal exchange amount; and

(v)           have a Non-USD Notional Amount equal to Outstanding Loan Balance of the Non-USD Loan being hedged.

(c)           As additional security hereunder, the Issuer hereby assigns to the Indenture Trustee on behalf of the Secured Parties, all right, title and interest of the Issuer in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Issuer under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (“Hedge Collateral”), and grants a security interest to the Indenture Trustee on behalf of the Secured Parties in the Hedge Collateral. The Issuer acknowledges that, as a result of that assignment, the Issuer may not, without the prior written consent of the Indenture Trustee and the Deal Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Issuer’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Issuer’s obligations under Sections 3.15(a) and (b) hereof. Nothing herein shall have the effect of releasing the Issuer from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Indenture Trustee or any Secured Party for the performance by the Issuer of any such obligations.

(d)           The Issuer shall, promptly upon execution thereof, provide to the Deal Agent and the Indenture Trustee a copy of any Hedging Agreement (including each “Confirmation” thereunder) entered into in connection with this Agreement.

(e)           In the event that any Hedge Transaction is to be terminated, in whole or in part, the Issuer agrees that (a) during the Revolving Period, the Servicer may, in its discretion, select which Hedge Transaction or Hedge Transactions shall be terminated, and (b) during the Amortization Period, the Deal Agent may, in its discretion, select which Hedge Transaction or Hedge Transactions shall be terminated.

Section 3.16  Capital Expenditures.  The Issuer shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of Loans and other property and rights from the Originator pursuant to the Sale and Servicing Agreement.

Section 3.17  Restricted Payments.  So long as any Notes are Outstanding, the Issuer shall not, directly or indirectly:

(a)           redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or

(b)           set aside or otherwise segregate any amounts for any such purpose;

provided that the Issuer may make, or cause to be made, distributions to the Servicer, the Originator, the Indenture Trustee, the member(s) of the Issuer, and the Secured Parties as expressly permitted by the Sale and Servicing Agreement, the Note Purchase Agreement or any other Transaction Documents, in each case subject to the priorities set forth in, and solely to the extent of funds available for such purpose under, this Indenture and the Sale and Servicing Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from any Designated Account except in accordance with this Indenture and the Sale and Servicing Agreement.

Section 3.18  Notice of Events of Default; Servicer Defaults; Commitment Termination Date.  The Issuer agrees to give the Indenture Trustee, the Deal Agent and each Noteholder written notice within three (3) Business Days after the earlier of receiving notice or acquiring knowledge of any Event of Default, Default or Commitment Termination Date.

Section 3.19  Further Instruments and Acts.  Upon request of the Indenture Trustee or the Deal Agent, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.20  Compliance with Laws.  The Issuer shall comply with the requirements of all applicable laws.

Section 3.21  [Reserved.]

Section 3.22  Taxes.  The Issuer shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (a) to the extent that the Issuer shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof, or (b) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, business or prospects of the Issuer.

Section 3.23  Representations and Warranties by the Issuer to the Indenture Trustee.  On the Closing Date and on each subsequent Transfer Date, the Issuer hereby represents and warrants to the Indenture Trustee as follows:

(a)           Good Title.  No Loan Asset (nor any participated or other interest in any payment arising from such Loan Asset) has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee; and, upon execution and delivery of this Indenture by the Issuer, the Indenture Trustee shall have all of the right, title and interest of the Issuer in, to and under the Loans Assets, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

(b)           All Filings Made.  All UCC filings necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Collateral have been made.

(c)           Authority, etc.

(i)           The issuance, sale, assignment and conveyance of the Notes, the performance of the Issuer’s obligations under any Transaction Document, and the consummation of the transactions contemplated therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents) upon any of the property or assets of the Issuer pursuant to the terms of any contractual obligation by which such Person is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational or governing documents or any applicable law with respect to the Issuer.

(ii)           No governmental action required by Applicable Law that has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of the Notes or any of the Transaction Documents by the Issuer or the consummation by the Issuer of the transactions contemplated hereby or thereby.

(iii)           Each of the Transaction Documents has been duly authorized, executed and delivered by the Issuer, and is the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d)           Notes.  The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the Note Purchase Agreement, were, or will be, duly and validly issued and outstanding and are, or will be, entitled to the benefits of this Indenture.

(e)           The Loans.  The information set forth in each Borrowing Base Certificate is true and correct in all material respects as of the related Borrowing Base Determination Date.

(f)           Issuer Existence and Authorization.  The Issuer has been duly created and is validly existing under the laws of the State of Delaware. The Originator, as sole member of the Issuer, has authorized the Issuer to issue and sell the Notes.

(g)           Use of Proceeds.  No proceeds of an Advance hereunder will be used by the Issuer for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(h)           Securities Act.  The sale of any Notes pursuant to the terms of the Note Purchase Agreement and this Indenture will not require registration of such Notes under the Securities Act.

(i)           Investment Company Act.  Neither the Issuer nor the Loan Pool is, and, after giving effect to the transactions contemplated by the Transaction Documents, neither the Issuer nor the Loan Pool will be, required to register as an “investment company” under the 1940 Act.

(j)           Written Information.  The written information furnished or to be furnished by the Issuer for purposes of or in connection with any Transaction Document, including, without limitation, any information relating to the Loan Assets, is true and correct in all material respects as of the date provided.

(k)           Preference; Voidability.  The Issuer shall have given reasonably equivalent value to GCI in consideration for the transfer to it of the Loan Assets from GCI, and no such transfer has been made for or on account of an antecedent debt owed by GCI to it and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(l)           Eligible Loans.  All Loans included in the Borrowing Base are Eligible Loans.

Section 3.24  Rule 144A Information.  At any time when the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon the request of the Deal Agent or any Noteholder, the Issuer shall promptly furnish to the Deal Agent or such Noteholder or to a prospective purchaser of a Note designated by such Noteholder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”) in order to permit compliance by such Noteholder with Rule 144A in connection with the resale of a Note by such Noteholder; provided that the Issuer shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is three years from the later of (i) the Commitment Termination Date, (ii) the date such Note (or any predecessor Note) was acquired from the Issuer or (iii) the date such Note (or any predecessor Note) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 under the Securities Act; and provided further that the Issuer shall not be required to furnish such information at any time to a prospective purchaser located outside of the United States who is not a “U. S. Person” within the meaning of Regulation S under the Securities Act if such Note may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto).

Section 3.25  Separateness.  The Issuer has taken, and will continue to take, steps to make it unlikely that a voluntary or involuntary application for relief by GCI, GCC, GCC V or GCC VI under the Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the Issuer with those of GCI, GCC, GCC V or GCC VI respectively, as set forth in that certain opinion letter of Dechert LLP, dated July 1, 2008 addressing substantive consolidation. These steps include the maintenance of the Issuer as a separate, limited-purpose subsidiary pursuant to the limitations in the Issuer’s limited liability company agreement. These limitations include restrictions on the nature of the Issuer’s business and a restriction on the Issuer’s ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of the Issuer’s board of managers (including the “Independent Manager” under such limited liability company agreement). Under the circumstances set forth in such limited liability company agreement, the Issuer is required to have at least one manager who qualifies under such limited liability company agreement as an Independent Manager.

ARTICLE IV
SATISFACTION AND DISCHARGE

Section 4.1  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to: (i) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Sections 4.2); and (ii) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee (with the written consent of the Deal Agent), on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)           all of the Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation;

(b)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer;

(c)           the Issuer has paid or caused to be paid all Secured Obligations and other sums payable hereunder; and

(d)           the Issuer has delivered to the Indenture Trustee and the Deal Agent on behalf of the Noteholders an Officer’s Certificate of the Issuer, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.2  Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to Section 4.1 or Section 4.3 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the Notes for the payment of all sums due and to become due thereon for principal and interest (in the case of the Noteholders) and to any other Secured Party for the payment of all sums, if any, due or to become due to any other Secured Party under and in accordance with Sections 2.7 and 8.2 of this Indenture and the Sale and Servicing Agreement; but such monies need not be segregated from other funds except to the extent required herein, in the Sale and Servicing Agreement, or as required by law.

Section 4.3  Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.2 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V
DEFAULT AND REMEDIES

Section 5.1  Events of Default.  For the purposes of this Indenture, “Event of Default” wherever used herein, means any one of the following events:

(a)           failure to pay the full Interest Amount or any Facility Fees on any Payment Date, and such default shall continue for a period of three (3) Business Days; or

(b)           except as set forth in Section 5.1(c), failure by the Issuer to pay any principal of any Note or any other Secured Obligations as and when the same becomes due and payable, and such default continues unremedied for a period of one (1) Business Day; or

(c)           failure to pay in full the outstanding principal balance of any Notes and all other Secured Obligations on or prior to the Maturity Date (to the extent such amounts become due and payable); or

(d)           default in the observance or performance in any material respect of any covenant, agreement, representation or warranty of the Issuer, the Originator or the Servicer made in this Indenture or any other Transaction Document (other than a covenant, agreement, representation or warranty or default in the observance or performance of which is elsewhere specifically dealt with in this Section 5.1) and such default shall continue or not be cured, for a period of thirty (30) days (if such failure can be remedied) after (x) there shall have been given to the Issuer, the Originator or the Servicer, as applicable, notice thereof by the Deal Agent or any Noteholder or (y) the date of actual knowledge thereof by an officer of such Person; or

(e)           the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer, the Originator or the Servicer or any substantial part of the Trust Estate or a substantial part of their respective properties in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or the Originator or for any substantial part of the Trust Estate or a substantial part of their respective properties, or ordering the winding-up or liquidation of the Issuer’s or the Originator’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(f)           the commencement by the Issuer, the Originator or the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer, the Originator or the Servicer to the entry of an order for relief in an involuntary case under any such law; or the consent by the Issuer, the Originator or the Servicer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any such Person or for any substantial part of the Trust Estate or any substantial part of their respective property; or the making by the Issuer, the Originator or the Servicer of any general assignment for the benefit of creditors; or the failure by the Issuer, the Originator or the Servicer generally to pay its debts as such debts become due; or the commencement by the Issuer, the Originator or the Servicer of a proceeding for its dissolution, liquidation, or termination; or the taking of action by the Issuer, the Originator or the Servicer in furtherance of any of the foregoing; or the Issuer, the Originator or the Servicer ceases to conduct its business; or

(g)           the occurrence of a Servicer Default; or

(h)           the Aggregate Outstanding Principal Balance shall exceed the Maximum Availability for more than five consecutive Business Days; or

(i)           the Indenture Trustee for any reason ceases to have a first priority perfected security interest in any material portion of the Collateral; or

(j)           any Transaction Document shall be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Originator, the Servicer or the Issuer; or

(k)           any of the Issuer, the Originator or the Servicer effects any amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy in whole or in part in any manner that could reasonably be expected to have a material adverse effect upon the interests of the Noteholders; or

(l)           the occurrence of a Change-in-Control with respect to the Issuer; or

(m)           either the Issuer or the Loan Pool is required to be registered as an investment company under the 1940 Act; or

(n)           failure by the Servicer to deliver any report, notice or certificate required to be delivered by the Servicer (i) in connection with any payment, transfer or deposit required to be made by the Issuer, the Servicer or the Indenture Trustee under the terms of the Sale and Servicing Agreement or the other Transaction Documents or (ii) pursuant to Article 9 of the Sale and Servicing Agreement, which failure continues unremedied for a period of five Business Days after the date such report, notice or certificate was required to be delivered.

The Issuer shall deliver to the Indenture Trustee and the Deal Agent promptly, and in any event no later than two (2) Business Days, after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.2  Acceleration of Maturity; Rescission and Annulment.

(a)           If an Event of Default should occur and be continuing, then and in every such case, the Indenture Trustee or the Deal Agent may, and at the written direction of the Deal Agent or the Required Noteholders, the Indenture Trustee shall declare the Maturity Date to have occurred as of the date specified by the Deal Agent or the Required Noteholders, as the case may be, and all the Notes shall be immediately due and payable on the Maturity Date and all Commitments shall be terminated on the Maturity Date. The Indenture Trustee shall deliver notice of the Maturity Date in writing to the Issuer setting forth the Event or Events of Default, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable on the Maturity Date and all Commitments shall be immediately terminated on the Maturity Date (subject to the obligation to make Termination Date Advances on the terms and conditions specified in the Note Purchase Agreement); provided that upon the occurrence of an Event of Default set forth in Section 5.1(e) or (f), the Maturity Date shall occur automatically and the Notes shall become immediately due and payable and all Commitments shall immediately terminate (subject to the obligation to make Termination Date Advances on the terms and conditions specified in the Note Purchase Agreement), without the need for any such notice or declaration.

(b)           At any time after such declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due thereunder has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Deal Agent, with the consent of the Required Noteholders (which may include the Notes held by the Deal Agent and may reflect the exercise of the right of the Deal Agent under the Note Purchase Agreement to acquire Notes of Noteholders not agreeing to such a waiver of Events of Default), by written notice to the Issuer and the Indenture Trustee, may waive all Events of Default set forth in the notice delivered pursuant to Section 5.2(a), and rescind and annul such declaration and its consequences; provided that no such rescission and annulment shall extend to or affect any other Event of Default or impair any right consequent thereto; and provided further that if the Indenture Trustee or the Deal Agent shall have proceeded to enforce any right under this Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or such Proceedings shall have been determined adversely to the Indenture Trustee or the Deal Agent, then and in every such case, the Indenture Trustee, the Deal Agent, the Issuer and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Deal Agent, the Issuer and the Noteholders, as the case may be, shall continue as though no such Proceedings had been commenced.

Section 5.3  Collection of Indebtedness and Suits for Enforcement by Controlling Party.  i) The Issuer covenants that if an Event of Default occurs and such Event of Default has not been waived pursuant to Section 5.12, the Issuer shall, upon demand of the Deal Agent on behalf of the Required Noteholders, pay to the Indenture Trustee, for the benefit of the Noteholders in accordance with the terms of this Indenture, the whole amount then due and payable on the Notes for principal and interest and accrued and unpaid Facility Fees, Facility Expenses, and all amounts due and owing by the Issuer under the Transaction Documents.

(b)           If the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee may with the consent of the Deal Agent, or upon the written demand of the Deal Agent on behalf of the Required Noteholders shall, in its own name and as trustee of an express trust, institute a Proceeding for the collection of the sums so due and unpaid, and prosecute such Proceeding to judgment or final decree, and enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)           If an Event of Default occurs and is continuing, the Indenture Trustee may with the consent of the Deal Agent, or, subject to Section 6.2(f), upon the written demand of the Deal Agent on behalf of the Required Noteholders shall, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Deal Agent shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by applicable law.

(d)           If there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee or the Deal Agent, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee, the Deal Agent or any Noteholder shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)           to file and prove a claim or claims for the whole amount of principal and interest and all other amounts owing and unpaid in respect of the Notes and all accrued and unpaid Facility Fees and Facility Expenses and to file such other papers or documents and take such other action (including sitting on a committee of creditors) as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee and the Deal Agent on their behalf; and

(iv)           to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders or the Deal Agent allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee for application in accordance with the priorities set forth in the Transaction Documents, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee and the Deal Agent such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee and the Deal Agent, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and the Deal Agent and each predecessor trustee except as a result of negligence or bad faith.

(e)           Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)           The Indenture Trustee and the Deal Agent shall have all rights of action and of asserting claims under this Indenture, or under any of the Notes; provided that any such claim or action shall be brought by only one of the Indenture Trustee or the Deal Agent (such Person, the “Controlling Party,” who, unless the Deal Agent shall have otherwise notified the Issuer and the Indenture Trustee in writing, shall be the Deal Agent) on behalf of either party or both parties. The Controlling Party may bring an action or claim hereunder that may be enforced without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Controlling Party shall be brought in its own name in its capacity under the Transaction Documents (which, in the case of the Indenture Trustee, shall be as trustee of an express trust), and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Controlling Party, each predecessor Indenture Trustee or Deal Agent and their respective agents and attorneys, shall be for the benefit of the Secured Parties in accordance with the priorities set forth in Sections 2.7 and 5.4.

(g)           In any Proceedings brought by the Controlling Party (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Controlling Party shall be held to represent the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings. Notwithstanding the foregoing, nothing contained in this Indenture shall be deemed to prohibit the Deal Agent or any Noteholder from representing itself in any such action or proceeding.

(h)           With respect to any claims for payments of reimbursement for expenses, disbursement or compensation of any Person made of the Issuer pursuant to this Section 5.3, where more than one Person has made such a claim, the Issuer will not reimburse any other person other than the Controlling Party for such amounts if, prior to incurring such expenses, the affected Parties reasonably could have avoided such expense by coordinating their claims under this Indenture with the Controlling Party.

Section 5.4  Remedies.  ii) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, upon the written demand of the Deal Agent on behalf of the Required Noteholders (subject to Section 6.2(f)), shall do one or more of the following:

(b)           institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable by the Issuer under this Indenture or any other Transaction Document or on the Notes, whether by declaration of acceleration or otherwise; enforce any judgment obtained; and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(i)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(ii)           exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iii)           sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in compliance with law or elect to have the Issuer maintain possession of the Loans and continue to apply Collections as if there had been no declaration of acceleration.

(iv)           If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the order set forth below:

First: to the Indenture Trustee for amounts due under Section 6.7; and

Second: in the order of distribution set forth in Section 7.04(c) of the Sale and Servicing Agreement and, with respect to any amounts on deposit in the Commitment Reserve Account, in accordance with Section 7.05 of the Sale and Servicing Agreement.

Section 5.5  Optional Preservation of the Loans.  If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled in accordance with Section 5.2(b), the Indenture Trustee shall, upon the written demand of the Deal Agent on behalf of the Required Noteholders, take and maintain possession of the Trust Estate.

Section 5.6  Limitation of Suits.  No Holder of any Note (excluding the Deal Agent acting in such capacity) shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given written notice to the Deal Agent and the Indenture Trustee of a continuing Event of Default;

(b)           the Deal Agent has made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)           such Holder or Holders or the Deal Agent have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d)           the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)           no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Deal Agent;

it being understood and intended that none of the Noteholders, acting individually or collectively with any other Noteholder, shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal and interest, respectively, due and unpaid on the Notes held by each Noteholder) and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 5.6, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.

If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders other than the Required Noteholders, the Indenture Trustee shall take direction from the Deal Agent which, in its sole discretion, may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture. The Indenture Trustee shall be protected in acting upon any such direction from the Deal Agent.

Section 5.7  Unconditional Rights of Noteholders To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.8  Restoration of Rights and Remedies.  If the Indenture Trustee, the Deal Agent or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to the Deal Agent or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Deal Agent and the Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Deal Agent and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Deal Agent or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee, the Deal Agent or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, to the Deal Agent or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Deal Agent or by the Noteholders, as the case may be.

Section 5.11  Control by Deal Agent.  The Deal Agent shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes, the Collateral or the Trust Estate, or exercising any trust or power conferred on the Indenture Trustee.

Section 5.12  Waiver of Past Defaults.

(a)           Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Deal Agent may, with the consent of the Required Noteholders (which may include the Notes held by the Deal Agent and may reflect the exercise of the right of the Deal Agent under the Note Purchase Agreement to acquire Notes of Noteholders not agreeing to such a waiver of a past Default or Event of Default) waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in the payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee, the Deal Agent and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

(b)           Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13  Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by its acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

(a)           any Proceeding instituted by the Indenture Trustee;

(b)           any Proceeding instituted by the Deal Agent or the Required Noteholders; or

(c)           any Proceeding instituted by any Noteholder or the Deal Agent for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Deal Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Action on Notes.  The Indenture Trustee’s, Deal Agent’s and Noteholders’ right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Deal Agent or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee, the Deal Agent or the Noteholders against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

Section 5.16  Performance and Enforcement of Certain Obligations.  (a) The Issuer agrees to take all such lawful action as the Deal Agent may request, promptly following such request and at the Issuer’s expense, to compel or secure the performance and observance by the Originator and the Servicer of their respective obligations to the Issuer under or in connection with the Sale and Servicing Agreement and the Note Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement or the Note Purchase Agreement to the extent and in the manner directed by the Deal Agent, including the transmission of notices of default on the part of the Originator, or the Servicer, and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originator or the Servicer of their respective obligations under the Sale and Servicing Agreement and the Note Purchase Agreement.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Deal Agent on behalf of the Required Noteholders, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Originator or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Originator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

(b)           If an Event of Default has occurred and is continuing, the Indenture Trustee, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Deal Agent on behalf of the Required Noteholders, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against GCI under or in connection with the Note Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by GCI of each of its obligations to the Issuer thereunder, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI
THE INDENTURE TRUSTEE

Section 6.1  Duties of Indenture Trustee.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)           the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Sale and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture, the Sale and Servicing Agreement or any other Transaction Document against the Indenture Trustee; and

(ii)           in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this Section 6.1(c) does not limit the effect of Section 6.1(b);

(ii)           the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture or any other Transaction Document.

(d)           The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)           Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(f)           No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)           Every provision of this Indenture and each other Transaction Document relating to the Indenture Trustee shall be subject to the provisions of this Section 6.1.

(h)           The Indenture Trustee shall have no liability or responsibility for the acts or omissions of any other party to any of the Transaction Documents.

(i)           In no event shall the Indenture Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including without limitation lost profits.

(j)           No permissive right or power to act granted to the Indenture Trustee hereunder shall be construed as a requirement to act.

Section 6.2                                Rights of Indenture Trustee.

(a)           The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate.

(c)           The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)           The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)           The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the other Transaction Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or the Deal Agent pursuant to this Indenture, unless such Holders or the Deal Agent shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)           The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(h)           The Indenture Trustee shall not be deemed to have notice of any Default, Event of Default or Servicer Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture.

(i)           The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and in connection with the performance of any of its duties or obligations under any of the Transaction Documents.

Section 6.3  Indenture Trustee May Own Notes.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; provided that the Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

Section 6.4  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any Transaction Document, including this Indenture or the Notes, or any of the Collateral, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.5  Notice of Defaults.  If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall promptly notify the Deal Agent and each Noteholder of such Default or Event of Default promptly and in any event within two (2) Business Days after it occurs.

Section 6.6  Reports by Indenture Trustee.  The Indenture Trustee shall make available to each Noteholder the documents and information set forth in Article VII and, in addition, all such information prepared by the initial Servicer with respect to the Notes as may be required to enable such Holder to prepare its federal and state income tax returns.

Section 6.7  Compensation; Indemnity.

(a)           Pursuant to Section 7.04 of the Sale and Servicing Agreement the Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services (including for the avoidance of doubt, its services as Collateral Administrator) as set forth in an Indenture Trustee fee letter entered into between the Issuer and the Indenture Trustee with the written consent of the Deal Agent. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Servicer pursuant to Section 7.04 of the Sale and Servicing Agreement to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, external counsel, accountants and experts. The Issuer shall cause the Servicer to indemnify the Indenture Trustee in accordance with Section 12.01 of the Sale and Servicing Agreement. The Issuer shall indemnify the Indenture Trustee against any and all reasonable loss, liability or expense (including attorneys’ fees and reasonable expenses) incurred by it in connection with entering into the transactions contemplated hereby and performance of its duties hereunder and under the other Transaction Documents. The Issuer shall not reimburse the Indenture Trustee for any indemnity against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(b)           The Issuer’s obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture and the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Section 5.1(e) or 5.1(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8  Replacement of Indenture Trustee.

(a)           The Indenture Trustee may at any time resign upon at least 60 days’ notice by so notifying the Issuer, the Deal Agent and the Noteholders; provided that no such resignation shall become effective and the Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Deal Agent may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuer, with the consent of the Deal Agent, shall remove the Indenture Trustee if:

(i)           the Indenture Trustee fails to comply with Section 6.11;

(ii)           the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)           a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)           the Indenture Trustee otherwise becomes incapable of acting.

(b)           If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint and designate a successor Indenture Trustee, subject to the consent of the Deal Agent.

(c)           A successor Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee shall have all the rights, powers, trusts, duties and obligations of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property (including all Collateral) held by it as Indenture Trustee to the successor Indenture Trustee.

(d)           If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuer or the Deal Agent may petition any court of competent jurisdiction for the appointment and designation of a successor Indenture Trustee.

(e)           Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 6.8, shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8.

(f)           Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 and the Servicer’s corresponding obligations under the Sale and Servicing Agreement shall continue for the benefit of the retiring Indenture Trustee.

(g)           Notwithstanding anything in this Indenture to the contrary, no successor Indenture Trustee may be appointed unless such successor Indenture Trustee meets the requirements of Section 6.11 hereof and Section 26(a)(1) of the 1940 Act and provides a representation to this effect, reasonably satisfactory to the Issuer and the Servicer.

Section 6.9  Merger or Consolidation of Indenture Trustee.

(a)           Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture; provided that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding.

(b)           If at the time such successor or successors by merger or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the Indenture Trustee.

Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)           Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate or any Underlying Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6. 10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)           the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility; Disqualification.  The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall otherwise be acceptable to the Deal Agent.

Section 6.12  Representations and Warranties of Indenture Trustee.  The Indenture Trustee represents and warrants as of the Closing Date that:

(a)           the Indenture Trustee (i) is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and (ii) satisfies the eligibility criteria set forth in Section 6.11;

(b)           the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)           the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d)           the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and

(e)           this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 6.13  Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been obtained and shall be distributed in accordance with Section 5.4 of this Indenture.

Section 6.14  Suit for Enforcement.  If an Event of Default shall occur and be continuing, the Indenture Trustee, in its discretion may, subject to the provisions of Section 6. 1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a Proceeding whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.

Section 6.15  Rights of Deal Agent to Direct Indenture Trustee.  The Deal Agent, on behalf of the Noteholders, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided further that nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Deal Agent.

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1  Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer shall furnish or cause to be furnished by the Servicer to the Indenture Trustee (a) not more than five (5) days before each Payment Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the related Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within fourteen (14) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.2  Preservation of Information, Communications to Noteholders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b)           Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.3  Fiscal Year of Issuer.  Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of such year.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.2  Designated Accounts; Payments.

(a)           On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee for the benefit of the Secured Parties the Designated Accounts as provided in Article VII of the Sale and Servicing Agreement.

(b)           On or before the Business Day preceding each Payment Date, (i) amounts shall be deposited in the Collection Account as provided in Section 7.02 of the Sale and Servicing Agreement and (ii) the Collections shall be transferred from the Collection Account to the Note Distribution Account as and to the extent provided in Section 7.02 of the Sale and Servicing Agreement.

(c)           On each Payment Date, the Indenture Trustee shall apply and, as required, distribute to the Noteholders all amounts on deposit in the Note Distribution Account as provided in Section 7.04 of the Sale and Servicing Agreement in the following order of priority and in the amounts determined as described below:

(i)           On each Payment Date during the Revolving Period, as provided in Section 7.04(a) of the Sale and Servicing Agreement.

(ii)           On each Payment Date during the Amortization Period, except as otherwise provided in clause (iii) below, as provided in Section 7.04(b) of the Sale and Servicing Agreement.

(iii)           If the Notes have been declared immediately due and payable following an Event of Default as provided in Section 5.2, until such time as all Events of Default have been cured or waived as provided in Section 5.2(b), any amounts deposited in the Note Distribution Account shall be applied as provided in Section 7.04(c) of the Sale and Servicing Agreement.

(d)           On each Payment Date during the Amortization Period, the Indenture Trustee shall distribute from the Commitment Reserve Account, the amount, if any, of funds therein in excess of the Commitment Reserve Amount as of the Determination Date for such Payment Date as provided in Section 7.05 of the Sale and Servicing Agreement.

Section 8.3  General Provisions Regarding Accounts.

(a)           So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Designated Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order. The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

(b)           Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)           If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Designated Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Issuer and the Indenture Trustee), on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Designated Accounts in clause (iv) of the definition of Eligible Investments.

Section 8.4  Release of Trust Estate.

(a)           Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture or the Sale and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)           The Indenture Trustee shall, at such time as there are no Notes Outstanding and all amounts owing to the Deal Agent and the Secured Parties under any of the Transaction Documents have been paid and all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid and the Commitments have terminated or been terminated, release any remaining portion of the Trust Estate that secured the Notes and the other Secured Obligations from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Designated Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt by it of an Issuer Request (with a written consent thereto signed by the Deal Agent), and an Officer’s Certificate (a copy of each of which shall be delivered to the Deal Agent and the Noteholders) meeting the applicable requirements of Section 11.1.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.1  Supplemental Indentures With Consent of Noteholders.

(a)           The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Deal Agent and the Required Noteholders, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that no such supplemental indenture shall, without the consent of each Holder of each Outstanding Note affected thereby:

(i)           change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)           reduce the percentage of the Aggregate Outstanding Principal Balance in the definition of the term “Required Noteholders”, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iii)           modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)           modify any provision of this Section 9.1 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture or any of the Transaction Documents;

(v)           modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), or modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Originator or any Affiliate of either of them; or

(vi)           permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture.

Notwithstanding the foregoing and any other provision herein to the contrary, the Issuer may effect any amendment to or waiver of any provision of this Indenture without the consent or signature of any other Person if the Issuer has been advised in writing by counsel of recognized national standing, which may be Dechert LLP or another counsel reasonably acceptable to the Deal Agent, that such amendment or waiver is necessary or advisable to achieve compliance by the Issuer with the requirements of Rule 3a-7 under the 1940 Act.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall mail to the Noteholders and the Deal Agent to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.2  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.3  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.4  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

ARTICLE X
REPAYMENT AND PREPAYMENT OF NOTES

Section 10.1  Repayment of Notes; Prepayment.  iii) Repayment of Notes. The outstanding principal amount of the Notes shall be payable in full on the Maturity Date and as otherwise provided in Section 3.1.

(b)           Voluntary Prepayments.  The Issuer may prepay the Advances made under the Notes in whole or in part, at any time upon two (2) Business Days’ prior written notice to the Indenture Trustee, the Deal Agent and the Noteholders.

(c)           Mandatory Prepayments.  (1) The Issuer shall prepay the Advances made under the Notes in an amount equal to the excess of the Aggregate Outstanding Principal Balance over the Maximum Availability no later than the second Business Day after such excess arises.

(ii)           The Issuer shall prepay in full each Excess Concentration Advance made under the Notes no later than the earlier to occur of (A) the day that is forty-five (45) days following the Funding Date for such Advance and (B) the Maturity Date.

(iii)           The Issuer shall prepay in full each Agented Loan Advance made under the Notes no later than the earlier to occur of (A) the day that is ninety (90) days following the Funding Date for such Advance and (B) the Maturity Date.

(d)           Payment of Other Secured Obligations.  All payments and prepayments made pursuant to Sections 10.01(a), (b) and (c) above shall be accompanied by payment of all accrued and unpaid interest due and owing on the principal amount of the Notes so paid or prepaid and all other amounts due and owing to the Indemnified Parties or the Noteholders under the Transaction Documents.

(e)           Application of Payments.  All payments and prepayment of the Aggregate Outstanding Principal Balance made hereunder shall be applied to the repayment of the principal amount under the Notes on the same basis as is then applicable pursuant to Section 8.2.

Section 10.2  Repurchase of Loans.  In the event any Ineligible Loan or Loan treated as an “Ineligible Loan” is repurchased in accordance with Section 11.01 of the Sale and Servicing Agreement, then upon receipt by the Indenture Trustee, the Deal Agent and each Noteholder of a certificate from an Authorized Officer of the Issuer, certifying that the Transfer Deposit Amount for such Loan has been paid and that the Servicer has deposited such Transfer Deposit Amount into the Collection Account, the Indenture Trustee shall release its Lien in such Loan (and the Collateral related thereto).

Section 10.3  Notice of Prepayment.  Notice of prepayment of all Notes in full shall be given to the Noteholders, upon the direction of the Issuer, by the Indenture Trustee by facsimile transmission, courier or first class mail, postage prepaid, mailed, faxed or couriered not less than one (1) Business Day prior to such prepayment. All such notices of prepayment shall state (i) the date on which such payment will be made, (ii) the principal amount of the Notes to be prepaid, (iii) the estimated accrued and unpaid interest on the principal amount to be prepaid and (iv) any other amounts due and owing to the Deal Agent, the Parties or the Noteholders under the Transaction Documents. Failure to give notice of prepayment, or any defect therein, to a Noteholder shall not impair or affect the validity of such prepayment.

Section 10.4  Reliance.  In connection with any release of Loans or other Collateral from the Lien of the Indenture, the Indenture Trustee shall be entitled to conclusively rely upon the direction to the Indenture Trustee set forth in a certificate to be provided under this Article X to release such Loans or such other Collateral as may be identified in such certificate and, except with respect to a repurchase of Loans pursuant to Section 10.02, consented to in writing by the Deal Agent.

Section 10.5  General Procedures.  The principal amount of the Notes and amounts due to the Deal Agent and the Noteholders by the Issuer under the Transaction Documents shall not be considered reduced by any allocation, setting aside or distribution of any portion of the available funds unless such available funds shall have been actually paid to the Noteholders or the Deal Agent, as applicable. The principal amount of the Notes and other amounts due to the Deal Agent and the Noteholders by the Issuer under the Transaction Documents shall not be considered repaid by any distribution of any portion of the available funds if at any time such distribution is rescinded or must otherwise be returned for any reason, in which event, if such amount has been returned by the Noteholders or the Deal Agent, as applicable, such principal, interest and/or other amount shall be reinstated in an amount equal to the amount returned by the Noteholders or the Deal Agent, as applicable. No provision of this Indenture shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

ARTICLE XI
MISCELLANEOUS

Section 11.1  [Reserved]

Section 11.2  Form of Documents Delivered to Indenture Trustee and the Deal Agent.

(a)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)           Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that any certificate, opinion or representation with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Originator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Originator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)           Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee and the Deal Agent, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.3  Acts of Noteholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders or the Deal Agent may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders or the Deal Agent in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders or the Deal Agent, as applicable, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

(b)           The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.4  Notices, etc., to Indenture Trustee, Issuer and Deal Agent.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a)           the Indenture Trustee by the Deal Agent or any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(b)           the Issuer by the Indenture Trustee or by the Deal Agent or any Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first class mail) or mailed, by certified mail, return receipt requested to the Issuer at the address specified in Appendix B to the Sale and Servicing Agreement.

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee. The Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

(c)           Notices required to be given to the Deal Agent by the Issuer and the Indenture Trustee shall be delivered as specified in Appendix B to the Sale and Servicing Agreement.

Section 11.5  Notices to Noteholders; Waiver.

(a)           Where this Indenture provides for notice to the Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

(b)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c)           In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.6  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a reasonable method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 11.7  Effect of Headings and Table of Contents.  The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

Section 11.8  Successors and Assigns.

(a)           All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

(b)           All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 11.9  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10  Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Deal Agent and their respective successors hereunder, the Noteholders and any other party secured hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.11  Legal Holidays.  If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.12  Governing Law.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.13  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer.

Section 11.15  No Recourse.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes (which obligation with respect to the Indenture Trustee is limited solely to its certificate of authentication on the Notes) or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

(a)           the Indenture Trustee in its individual capacity;

(b)           the Originator or any owner of a beneficial interest in the Issuer; or

(c)           any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, the Originator or any other holder of a beneficial interest in the Issuer, or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.16  No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Issuer pursuant to Section 4.1, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

GOLUB CAPITAL MASTER FUNDING LLC

By:

Name:   David B. Golub
Title:     Vice Chairman

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:  Dawn M Zanotti
Title:    Vice President

EXHIBIT A

FORM OF VARIABLE FUNDING NOTE

REGISTERED
$__________

No. R-

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR “BLUE SKY” LAWS AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO (1) AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT, OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE, OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. ADDITIONALLY, THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(A)(51)(A) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A FOR RESALES OF THIS NOTE.

THIS NOTE (AND INTERESTS THEREIN) ARE ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERENCED BELOW.

THE PRINCIPAL AMOUNT OUTSTANDING OF THIS NOTE MAY INCREASE AND DECREASE OVER TIME. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE MORE THAN OR LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

GOLUB CAPITAL MASTER FUNDING LLC

VARIABLE FUNDING NOTE

GOLUB CAPITAL MASTER FUNDING LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CITIGROUP GLOBAL MARKETS REALTY CORP., or registered assigns, the principal amount of [___________] DOLLARS ($_________) or such greater or lesser principal amount as may be outstanding and payable in accordance with the Indenture (as defined on the reverse side of this Note), on the Maturity Date. On each Payment Date to the extent of available funds, the registered holder of this Note shall be entitled to receive a portion (equal to a fraction, the numerator of which is the principal amount hereof and the denominator of which is the aggregate principal amount of the Notes) of the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Notes pursuant to the Indenture. The Issuer shall pay interest on this Note on each Payment Date in accordance with the terms of the Indenture. Facility Fees and Facility Expenses shall also be paid in connection with this Note pursuant to the terms of the Indenture and the other Transaction Documents. Such principal of, interest on and Facility Fees and Facility Expenses on this Note shall be paid in the manner specified in the Transaction Documents and on the reverse hereof. All interest payments on the Notes on any Payment Date shall be made pro rata to the Noteholders of such class entitled thereto.

The principal of and interest on this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: [July ___, 2007]

GOLUB CAPITAL MASTER FUNDING LLC

By:

Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designed above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture Trustee

By:

Name:
Title:

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Variable Funding Notes (herein called the “Notes”), all issued under an Indenture, dated as of June 27, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association as indenture trustee (the “Indenture Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are a duly authorized class of Notes of the Issuer issued pursuant to the Indenture. The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict between the terms of this Note and the terms of the Transaction Documents, the terms of the Transaction Documents shall govern.

The Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

Each Noteholder by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) the Originator or any other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, the Originator or any holder of a beneficial interest in the Issuer, or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder by acceptance of a Note covenants and agrees that by accepting the benefits of the Indenture such Noteholder will not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Issuer pursuant to Section 4.1 of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

Each Noteholder, by acceptance of a Note expresses its intention that this Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

Each Noteholder acknowledges that the terms of the Indenture can be waived, amended or modified in accordance with the terms thereof.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof or of any other jurisdiction other than Section 5-1401 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency prescribed.